NEWS RELEASE

25 Sawyer Passway ● Fitchburg, Massachusetts 01420
FOR IMMEDIATE RELEASE
Exhibit 99.01
Arrhythmia Research Technology Reports 12.8% Net Sales Growth
and 5.1 Point Margin Expansion in 2014

•	Net sales grew 12.8% to $24.1 million in 2014

•	Full year gross margin expanded 5.1 points to 19.3%, driven by improved efficiencies and higher volumes

•	Achieved net income of $0.7 million, or $0.23 per diluted share, in 2014

•	Generated $1.8 million of cash from operations for the year

•	Adjusted EBITDA (1), a non-GAAP measure, grew $1.9 million to $2.5 million in 2014
FITCHBURG, MA, March 20, 2015 -- Arrhythmia Research Technology, Inc. (NYSE MKT: HRT) (the “Company”), through its wholly-owned subsidiary, Micron Products, Inc., is a diversified contract manufacturing organization that produces highly-engineered, innovative medical device technologies requiring precision machining and injection molding, announced today results for its fourth quarter and year ended December 31, 2014.
Salvatore Emma, Jr., President and CEO, commented, "Our revenue and earnings growth was driven by increased volume across all product lines, cost discipline, and improved operational efficiencies. Thanks to the hard work and dedication of our employees, the Company achieved its first profitable year since 2010 and its most profitable year since 2007.”
Strong net sales growth in 2014; Fourth quarter impacted by orders and product mix
Net sales for the year ended December 31, 2014 were $24.1 million, up 12.8% from $21.3 million in 2013. Growth was driven primarily by higher net sales of sensors and strong demand for orthopedic implant components.
Sensor net sales dollars increased 10.3% due primarily to a 23.4% increase in volume over the prior-year period. Somewhat offsetting the high volume growth was the decline in the silver surcharge billed which reflected a 20.0% decline in the average price of silver over the prior-year period. Net sales of contract manufacturing of orthopedic implant components increased 36.2% due to higher order volume. The 3.0% increase in custom thermoplastic injection molding and tooling was due to product mix and increased order volume of automotive and medical device components.
Mr. Emma added, “We believe that contract manufacturing of medical devices and components will be a primary driver of future growth. Our investments in quality, throughput and expanded capabilities have allowed us to strengthen partnerships across our existing customer base and add new customers, positioning us well for long-term growth.”
Net sales for the fourth quarter of 2014 were $5.7 million compared with $6.1 million in the prior-year. Due to the timing of customer orders and shipments, net sales of orthopedic implant components were down 18.8% compared with the fourth quarter of 2013. Net sales from thermoplastic injection molding products were 6.5% lower due to product mix and decreased order volume from medical device components.

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Arrhythmia Research Technology Reports 12.8% Net Sales Growth and Measurable Margin Expansion in 2014
March 20, 2015

Sensor net sales dollars were up 6.8%, primarily a result of a 28.0% increase in volume over the prior-year period. Despite higher sensor volume, the silver surcharge billed was lower due to a 20.8% decline in the average price of silver over the prior-year period.
Fourth quarter margin expands despite lower net sales

$ In thousands	Q4 2014	Q4 2013	$ Change	% Change
Gross Profit	$1,031	$973	$59	6.1%
Gross Margin	18.0%	16.0%
Total net income (loss)	$32	$(77)	$109	*
Diluted earnings (loss) per share	$0.01	$(0.03)	$0.04	*
*Not material or meaningful
Gross profit improved in the 2014 fourth quarter to $1.0 million, or 18.0% of net sales, over the prior-year period, while gross margin expanded 2.0 points as a result of product mix, improved productivity and cost efficiencies.
Selling and marketing expenses were $230 thousand, or 4.0% of net sales, in the fourth quarter of 2014, compared with $253 thousand, or 4.2% of net sales, in the 2013 fourth quarter. Commissions declined $20 thousand due to lower net sales.
Fourth quarter 2014 general and administrative expenses declined $80 thousand, or 12.0%, to
$588 thousand, or 10.2% of net sales, compared with $668 thousand, or 11.0% of net sales, in the prior-year period. Directors’ compensation was lower by $62 thousand due to the issuance of stock to the independent directors in 2013. Accounting fees were lower by $50 thousand due in part to the impact of the transition of auditors in 2013. Additionally, legal fees were lower by $49 thousand. These decreases were partially offset by higher wages, taxes and benefits of $89 thousand due in part to bonus accruals of $34 thousand and severance of $22 thousand.
Research and development expenses for the fourth quarter of 2014 were $116 thousand, or 2.0% of net sales, compared with $84 thousand, or 1.4% of net sales, in the prior-year period. The increase was related to efforts to develop a unique process to improve silver coating during the manufacturing processes. The Company also conducts customer-funded research and development of new products in the military and law enforcement industry.
Net income improved to $32 thousand, or earnings of $0.01 per diluted share, in the fourth quarter of 2014, from a net loss of $77 thousand, or a loss of $0.03 per diluted share, in the same period in 2013.
Adjusted EBITDA (1) (income from continuing operations adjusted for income taxes, other income and expense, interest, depreciation and amortization, and share-based compensation expense) for the fourth quarter of 2014 was $471 thousand, or 8.2% of net sales, compared with $402 thousand, or 6.6% of net sales, for the same period of the prior year. (1) See the attached table for additional important disclosures regarding the Company's use of Adjusted EBITDA, as well as a reconciliation of net income (loss) from continuing operations to Adjusted EBITDA.

Arrhythmia Research Technology Reports 12.8% Net Sales Growth and Measurable Margin Expansion in 2014
March 20, 2015

Full year 2014 demonstrates overall solid performance

$ In thousands Twelve Months Ended December 31,
	2014	2013	$ Change	% Change
Gross Profit	$4,638	$3,033	$1,605	56.1%
Gross Margin	19.3%	14.2%
Total net income (loss)	$659	$(3,538)	$4,198	*
Diluted earnings (loss) per share	$0.23	$(1.31)	$1.54	*
*Not material or meaningful

Gross profit for the year improved to $4.6 million, or 19.3% of net sales, from $3.0 million, or 14.2% of net sales, in 2013. Higher volume, product mix and productivity improvements drove the 5.1 point margin expansion.
Total operating expenses for 2014 were $3.7 million, down 6.1% from $4.0 million in the prior year due in part to lower accounting fees, the elimination of prior period costs associated with changes in executive management in 2013, lower directors’ compensation due to stock grants issued in 2013, partially offset by employee bonuses in 2014 and expenses related to the engagement of an investor relations firm.
As a result, operating income from continuing operations improved to $891 thousand, or 3.7% of net sales, compared with a loss of $960 thousand in 2013.
The Company generated net income of $659 thousand, or earnings of $0.23 per diluted share, which reflects the leverage gained from higher order volume across all product lines. This was a significant improvement from a net loss of $3.5 million, or a loss of $1.31 per diluted share, in 2013, which included a $2.3 million tax adjustment associated with the establishment of a full valuation allowance of the Company’s deferred tax assets.
Adjusted EBITDA(1) for 2014 was $2.5 million, or 10.2% of net sales, compared with $591 thousand, or 2.8% of net sales, in 2013. (1) See the attached table for additional important disclosures regarding the Company's use of Adjusted EBITDA, as well as a reconciliation of net income (loss) from continuing operations to Adjusted EBITDA.
Cash flow and financial resources
At December 31, 2014, the Company had cash on hand of $209 thousand and working capital of
$1.3 million. For the full year, the Company generated net cash from operating activities of continuing operations of $1.8 million, used net cash of $1.5 million for capital expenditures, paid down $435 thousand on the term notes and reduced the outstanding balance on the revolving line of credit by $703 thousand. The Company believes that cash flow from its operations, together with its existing working capital, the revolving line of credit and other resources, will be sufficient to fund operations at current levels and repay debt obligations over the next twelve months assuming the renewal of its revolving line of credit in June 2015.
Strategy and outlook
Mr. Emma concluded, “Looking forward into 2015, the Company is optimistic concerning the many opportunities across all sectors of the business.  As the Company acquires new customers and continues executing on its diversification strategy, it is well prepared to adjust to the varying needs and demands of this new business.  Orders and product mix may fluctuate as a result of this progress; however, the Company is capable of leveraging its operational efficiencies to minimize any potential uncertainty in quarter-to-quarter performance.  Though one large customer has indicated that the

Arrhythmia Research Technology Reports 12.8% Net Sales Growth and Measurable Margin Expansion in 2014
March 20, 2015

Company should expect lower volume in 2015, I am confident that the Company can expand and capitalize on its successful 2014.”
About Arrhythmia Research Technology, Inc.
Arrhythmia Research Technology, Inc., through its wholly-owned subsidiary, Micron Products, Inc., is a diversified contract manufacturing organization that produces highly-engineered, innovative medical device technologies requiring precision machining and injection molding. The Company also manufactures components, devices and equipment for military, law enforcement, industrial and automotive applications. In addition, the Company is a market leader in the production and sale of silver/silver chloride coated and conductive resin sensors used as consumable component parts in the manufacture of integrated disposable electrophysiological sensors. The Company’s strategy for growth is to build a best-in-class quality organization and capitalize on its engineering design expertise and reliable, proprietary manufacturing processes to further penetrate the medical device contract manufacturing market.
The Company routinely posts news and other important information on its websites:
http://www.arthrt.com and http://www.micronproducts.com.
Safe Harbor Statement
Forward-looking statements made herein are based on current expectations of Arrhythmia Research Technology, Inc. (“our” or the “Company”) that involve a number of risks and uncertainties and should not be considered as guarantees of future performance. The factors that could cause actual results to differ materially include our ability to retain order volumes from customers who represent significant proportions of net sales; our ability to maintain our pricing model, offset higher costs with price increases and/or decrease our cost of sales; variability of customer delivery requirements; the level of sales of higher margin products and services; our ability to renew our credit facility and manage our level of debt and provisions in the debt agreements which could make the Company sensitive to the effects of economic downturns and limit our ability to react to changes in the economy or our industry; failure to comply with financial and other covenants in our credit facility; volatility in commodity and energy prices and our ability to offset higher costs with price increases; continued availability of supplies or materials used in manufacturing at competitive prices; variability of customer delivery requirements; variations in the mix of products sold; and the amount and timing of investments in capital equipment, sales and marketing, engineering and information technology resources. More information about factors that potentially could affect the Company's financial results is included in the Company's filings with the Securities and Exchange Commission.

For more information, contact:
Investor and Media Contact:	Company Contact:
Deborah K. Pawlowski	Derek T. Welch
Kei Advisors LLC	Chief Financial Officer
716.843.3908	978.345.5000
dpawlowski@keiadvisors.com

FINANCIAL TABLES FOLLOW.

Arrhythmia Research Technology Reports 12.8% Net Sales Growth and Measurable Margin Expansion in 2014
March 20, 2015

ARRHYTHMIA RESEARCH TECHNOLOGY, INC.
 CONSOLIDATED STATEMENTS OF OPERATIONS

	Three months ended December 31,		Twelve months ended December 31,
	2014	2013	2014	2013
Net sales	$5,740,820	$6,089,201	$24,070,292	$21,341,052
Cost of sales	4,708,907	5,116,163	19,432,241	18,308,389
Gross profit	1,031,913	973,038	4,638,051	3,032,663

Selling and marketing	230,204	253,103	1,015,279	949,815
General and administrative	587,516	667,818	2,322,795	2,704,957
Research and development	115,905	83,537	408,867	335,309
Total operating expenses	933,625	1,004,458	3,746,941	3,990,081

Income (loss) from continuing operations	98,288	(31,420)	891,110	(957,418)
Other income (expense):
Interest expense	(67,224)	(60,455)	(274,138)	(319,395)
Other income, net	1,284	17,583	46,184	25,646
Total other income (expense), net	(65,940)	(42,872)	(227,954)	(293,749)
Income (loss) from continuing operations before income taxes	32,348	(74,292)	663,156	(1,251,167)
Income tax (benefit) provision	(39)	—	2,168	2,267,969
Net income (loss) from continuing operations	32,387	(74,292)	660,988	(3,519,136)
Discontinued Operations:
Loss from discontinued operations, net of tax provisions of $0 for the three and twelve months ended December 31, 2014 and 2013, respectively	—	(2,625)	(1,779)	(19,194)
Net income (loss)	$32,387	$(76,917)	$659,209	$(3,538,330)

Earnings (loss) per share - basic
Continuing operations	$0.01	$(0.03)	$0.24	$(1.30)
Discontinued operations			—	(0.01)
Earnings (loss) per share - basic	$0.01	$(0.03)	$0.24	$(1.31)

Earnings (loss) per share - diluted
Continuing operations	$0.01	$(0.03)	$0.23	$(1.30)
Discontinued operations			—	(0.01)
Earnings (loss) per share - diluted	$0.01	$(0.03)	$0.23	$(1.31)

Weighted average common shares outstanding - basic	2,773,361	2,708,739	2,742,080	2,705,373
Weighted average common shares outstanding - diluted	2,849,981	2,708,739	2,863,098	2,705,373

Arrhythmia Research Technology Reports 12.8% Net Sales Growth and Measurable Margin Expansion in 2014
March 20, 2015

ARRHYTHMIA RESEARCH TECHNOLOGY, INC.
CONSOLIDATED BALANCE SHEETS

	December 31, 2014	December 31, 2013
Assets
Current assets:
Cash and cash equivalents	$209,398	$749,766
Restricted cash	—	1,000,000
Trade accounts receivable, net of allowance for doubtful accounts of $45,000 and $40,000 at December 31, 2014 and 2013, respectively	3,536,747	3,803,853
Inventories	2,514,241	2,335,291
Prepaid expenses and other current assets	519,582	513,197
Assets from discontinued operations	—	1,509
Total current assets	6,779,968	8,403,616
Property, plant and equipment, net	7,618,901	7,579,556
Intangible assets, net	134,022	184,517
Other assets	570,357	185,595
Total assets	$15,103,248	$16,353,284

Liabilities and Shareholders’ Equity
Current liabilities:
Revolving line of credit, current portion	2,071,495	—
Equipment line of credit, current portion	—	85,387
Term notes payable, current portion	490,341	335,760
Accounts payable	1,857,156	2,156,031
Accrued expenses & other current liabilities	405,975	436,775
Customer deposits	98,110	341,465
Deferred revenue, current	228,363	248,559
Performance guarantee liability	—	1,000,000
Liabilities from discontinued operations, current	320,056	319,787
Total current liabilities	5,471,496	4,923,764
Long-term liabilities:
Revolving line of credit, non-current portion	—	2,774,495
Equipment line of credit, non-current portion	—	538,707
Term notes payable, non-current portion	1,330,755	1,179,709
Subordinated promissory notes	445,452	417,769
Deferred revenue, non-current	610,430	172,316
Total long-term liabilities	2,386,637	5,082,996
Total liabilities	7,858,133	10,006,760

Commitments and Contingencies

Shareholders’ equity:
Preferred stock, $1 par value; 2,000,000 shares authorized, none issued	—	—
Common stock, $.01 par value; 10,000,000 shares authorized; 3,926,491 issued, 2,778,339 and 2,722,239 outstanding at December 31, 2014 and 2013, respectively	39,265	39,265
Additional paid-in-capital	11,336,693	11,236,236
Treasury stock at cost, 1,148,152 and 1,204,252 shares at December 31, 2014 and 2013, respectively	(3,133,883)	(3,272,808)
Accumulated other comprehensive income	42,502	42,502
Accumulated deficit	(1,039,462)	(1,698,671)
Total shareholders’ equity	7,245,115	6,346,524
Total liabilities and shareholders’ equity	$15,103,248	$16,353,284

Arrhythmia Research Technology Reports 12.8% Net Sales Growth and Measurable Margin Expansion in 2014
March 20, 2015

ARRHYTHMIA RESEARCH TECHNOLOGY, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS

Year ended December 31,	2014	2013
Cash flows from operating activities:
Net income (loss)	$659,209	$(3,538,330)
Loss from discontinued operations	1,779	19,194
Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities:
Gain on sale of property, plant and equipment	(21,000)	(4,780)
Amortization of deferred gain on lease	—	(8,934)
Depreciation and amortization	1,538,893	1,444,005
Non-cash interest expense	27,683	819
Change in allowance for doubtful accounts	5,000	(77,098)
Deferred income taxes	—	2,267,969
Share-based compensation expense	33,390	105,071
Changes in operating assets and liabilities:
Accounts receivable	262,106	(545,034)
Inventories	(178,950)	79,813
Deposits, prepaid expenses and other current assets	(6,385)	256,714
Other non-current assets	(384,762)	29,001
Accounts payable	(298,875)	(281,747)
Accrued expenses and other current liabilities	(294,351)	195,840
Other non-current liabilities	438,114	(154,666)
Net cash provided by (used in) operating activities of continuing operations	1,781,851	(212,163)
Net cash provided by (used in) operating activities of discontinued operations	(1,509)	(277,365)
Net cash provided by (used in) operating activities	1,780,342	(489,528)

Cash flows from investing activities:
Purchases of property, plant and equipment	(1,514,678)	(1,610,152)
Proceeds from sale of property, plant and equipment	24,500	44,337
Cash paid for patents and trademarks	(16,566)	(33,266)
Net cash provided by (used in) investing activities from continuing operations	(1,506,744)	(1,599,081)
Net cash provided by (used in) investing activities from discontinued operations	—	247,992
Net cash provided by (used in) investing activities	(1,506,744)	(1,351,089)

Cash flows from financing activities:
(Payments on) proceeds from revolving line of credit, net	(703,000)	2,774,495
Payments on demand line of credit	—	(800,000)
Proceeds from equipment line of credit	116,905	624,094
Proceeds from term notes payable	—	1,500,000
Payments on term notes payable	(435,372)	(1,515,287)
Proceeds from subordinated promissory notes	—	500,000
Proceeds from stock option exercises	100,692	—
Proceeds from warrant exercises	105,300	—
Restricted cash	—	(1,000,000)
Net cash provided by (used in) financing activities from continuing operations	(815,475)	2,083,302
Net cash provided by (used in) financing activities from discontinued operations	—	—
Net cash provided by (used in) financing activities	(815,475)	2,083,302

Net increase (decrease) in cash and cash equivalents	(541,877)	242,685
Cash and cash equivalents, beginning of period	751,275	508,590
Cash and cash equivalents, end of period	209,398	751,275
Less: cash and cash equivalents of discontinued operations at end of period	—	1,509
Cash and cash equivalents of continuing operations at end of period	$209,398	$752,784

Arrhythmia Research Technology Reports 12.8% Net Sales Growth and Measurable Margin Expansion in 2014
March 20, 2015

ARRHYTHMIA RESEARCH TECHNOLOGY, INC.
ADJUSTED EBITDA RECONCILIATION
(Unaudited, $ in thousands)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2014	2013	2,014	2,013
Net income (loss) from continuing operations	$32	$(74)	$661	$(3,519)
Income tax provision	—	—	2	2,268
Other income/expense	(1)	(18)	(46)	(26)
Interest expense	67	60	274	319
Depreciation and amortization	362	370	1,539	1,444
Share-based compensation	11	64	33	105
Adjusted EBITDA	$471	$402	$2,463	$591
Adjusted EBITDA margin %	8.2%	6.6%	10.2%	2.8%

(1)Non-GAAP Financial Measures
In addition to reporting net income, a U.S. generally accepted accounting principle (“GAAP”) measure, this news release contains information about Adjusted EBITDA (income from continuing operations adjusted for income taxes, other income and expense, interest, depreciation and amortization, and share-based compensation expense), which is a non-GAAP measure. The Company believes Adjusted EBITDA allows investors to view its performance in a manner similar to the methods used by management and provides additional insight into its operating results. Adjusted EBITDA is not calculated through the application of GAAP. Accordingly, it should not be considered as a substitute for the GAAP measure of net income and, therefore, should not be used in isolation of, but in conjunction with, the GAAP measure. The use of any non-GAAP measure may produce results that vary from the GAAP measure and may not be comparable to a similarly defined non-GAAP measure used by other companies.